UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2012
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 31, 2012 at our 2012 Annual Meeting of Stockholders, the stockholders of the Company voted on the following three items:

1.           To elect ten directors to serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.           To consider a non-binding advisory resolution approving executive compensation.

3.           To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2012.

The results are as follows:

Proposal 1.	The nominees for director were elected based on the following votes:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Stephen W. Bershad	58,400,496	2,932,540	1,867,405
David A.B. Brown	60,017,292	1,315,744	1,867,405
Larry J. Bump	58,761,095	2,571,941	1,867,405
Albert Fried, Jr.	58,286,583	3,046,453	1,867,405
Anthony J. Guzzi	60,278,172	1,054,864	1,867,405
Richard F. Hamm, Jr.	52,415,825	8,917,211	1,867,405
David H. Laidley	58,878,710	2,454,326	1,867,405
Frank T. MacInnis	60,039,823	1,293,213	1,867,405
Jerry E. Ryan	58,761,014	2,572,022	1,867,405
Michael T. Yonker	58,761,347	2,571,689	1,867,405

Proposal 2.	The proposal for stockholders to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Shares For	44,799,224
Shares Against	16,287,294
Shares Abstaining	246,518
Broker Non-Votes	1,867,405

Proposal 3.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for 2012 was approved based on the following votes:

Shares For	62,296,335
Shares Against	652,974
Shares Abstaining	251,132

There were no broker non-votes on this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: June 1, 2012	By:	/s/ Sheldon I. Cammaker
Name: Sheldon I. Cammaker Title: Executive Vice President, General Counsel, and Secretary